UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)    November 10, 2008

LSB INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7677	73-1015226
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 South Pennsylvania, Oklahoma City, Oklahoma (Address of principal executive offices)		73107 (Zip Code)

Registrant's telephone number, including area code      (405) 235-4546

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01.  Other Events

A.  Repurchase of 5.5% Debentures

On November 10, 2008, LSB Industries, Inc. (the “Company”) purchased a total of $5,000,000 aggregate principal amount of its 5.5% Convertible Senior Subordinated Debentures due 2012 (the “Debentures”) for $3,600,000, plus accrued interest of $100,833. This purchase was funded from the Company’s working capital.

SBL, L.L.C. (“SBL”) purchased a total of $4,000,000 aggregate principal amount of the Debentures for $2,880,000, plus accrued interest of $80,667.  SBL is owned by Golsen Family, L.L.C. (“GFLLC”), Barry H. Golsen (the Company’s President and Chief Operating Officer and member of its Board of Directors), Steven J. Golsen (the chief executive of one of the Company’s subsidiaries), and Linda F. Rappaport.  GFLLC is owned by Jack E. Golsen (the Company’s Chief Executive Officer and Chairman of its Board of Directors), through his revocable trust, his spouse, Sylvia H. Golsen through her revocable trust, his sons Barry H. Golsen and Steven J. Golsen, and his daughter, Linda F. Rappaport.  In addition, Linda F. Rappaport purchased a total of $1,000,000 aggregate principal amount of the Debentures for $720,000, plus accrued interest of $20,167.

The Debentures are convertible by the holders, in whole or in part, into shares of the Company’s common stock prior to their maturity at a conversion rate of 36.4 shares of our common stock per $1,000 principal amount of debentures (representing a conversion price of $27.47 per share of common stock), subject to adjustment under certain conditions.  The closing price of the Company’s common stock on November 10, 2008, was $8.70 per share.

      B.  Jayhawk Litigation

As previously disclosed by the Company, Jayhawk Capital Management, L.L.C., and certain of its affiliates (the “Jayhawk Group”), a former affiliate of ours, advised the Company that it may bring legal action against the Company for all dividends in arrears (approximately $4,000,000) on the 155,012 shares of Series 2 $3.25 convertible exchangeable Class C preferred stock (“Series 2 Preferred”) that it converted after receipt of the Company’s notice of redemption of all outstanding shares of Series 2 Preferred in July 2007, and that it should have been able to tender all of its preferred shares under the Company’s February 2007 tender offer notwithstanding an agreement between the Jayhawk Group and the Company that the Jayhawk Group would tender only approximately one-half of its preferred shares (the “Jayhawk Agreement”).  In connection with its claims, the general counsel of the Jayhawk Group orally offered to settle all claims against the Company in return for a payment of $100,000.  Through counsel, the Company agreed to the settlement offer, as the Company considered such to represent the approximate amount of the cost of defense of litigation.  After the Company agreed to the settlement offer verbally and by e-mail, the Jayhawk Group’s general counsel purported to withdraw the settlement offer and asserted the Jayhawk Group was not bound by any settlement agreement.

According to the Certificate of Designations for the Company’s Series 2 Preferred, the holders of Series 2 Preferred could elect to convert each share into 4.329 shares of the Company’s common stock, however, the holder that so converts would not be entitled to receive payment of any dividends in arrears on the shares so converted.  Despite the conversion rate provided under the Certificate of Designations, in October 2007, Kent C. McCarthy, the manager and sole member of Jayhawk Capital Management, L.L.C., solicited the Company, on behalf of the Jayhawk Group, to exchange either directly or as part of a tender offer, a portion of the shares of Series 2 Preferred owned by the Jayhawk Group for shares of the Company’s common stock based on an exchange rate of 7.4 shares of common stock for each share of Series 2 Preferred surrendered to the Company.

As part of the solicitation by the Jayhawk Group, the Jayhawk Group and the Company entered into the Jayhawk Agreement, which provided, in part, that if the Company undertook, in its sole discretion, within one year from the date of the Jayhawk Agreement, (a) a tender offer for its issued and outstanding shares of Series 2 Preferred, or (b) to issue shares of its common stock for a portion of the Series 2 Preferred owned by the Jayhawk Group pursuant to a private exchange, each member of the Jayhawk Group agreed to tender or exchange, as applicable, an aggregate total of only 180,450 shares or 52.9% of the shares of Series 2 Preferred owned by the Jayhawk Group at an exchange rate of 7.4 shares of common stock for each share of Series 2 Preferred surrendered to the Company.  As demanded by the Jayhawk Group, the Jayhawk Agreement provided that it was a condition precedent to the Jayhawk Group’s obligations under the Jayhawk Agreement that the Golsen Group (defined as Jack E. Golsen, his spouse and children, SBL Corporation and Golsen Petroleum Corporation, being entities controlled by Jack E. Golsen, his wife and children) also be limited to exchange or tender in such exchange or tender offer undertaken by the Company within one year from the date of the Jayhawk Agreement on the same terms as the Jayhawk Group under the Jayhawk Agreement.

During November 2008, the Jayhawk Group filed a lawsuit against the Company and Jack E. Golsen (“Golsen”), the Company’s Chief Executive Officer and Chairman of its Board of Directors, in the U.S. District Court, for the District of Kansas at Kansas City, styled Jayhawk Capital Management, LLC, et al. v. LSB Industries, Inc. and Jack E. Golsen, Case No. 08-CV-2561. In the lawsuit, the Jayhawk Group alleges, among other things, that the Company and Golsen fraudulently induced the Jayhawk Group to enter into the Jayhawk Agreement.  The lawsuit does not allege that the Jayhawk Group was entitled to accrued dividends on the shares of Series 2 Preferred that it converted.  The Jayhawk Group claims that it suffered losses because, in accordance with the terms of the Jayhawk Agreement, the Jayhawk Group did not tender or exchange 166,212 shares of Series 2 Preferred in connection with the Company’s February 2007 tender offer.  The Jayhawk Group alleges violations of §10b, Rule 10b-5, §14(d) and Rule 14(d)-10, and §18 of the Exchange Act of 1934, as amended, as well as violations of the Kansas Uniform Securities Act and each defendant’s fiduciary duty to the Jayhawk Group.  The Jayhawk Group seeks compensatory and punitive damages, as well as related costs and attorneys’ fees.

The Company’s insurer has been placed on notice of this matter, and the Company believes its insurer will defend the Company and Golsen in connection with this litigation.  The Company and Golsen intend to vigorously defend this litigation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 14, 2008

LSB INDUSTRIES, INC.
By: /s/Tony M. Shelby
Name: Tony M. Shelby
Title: Executive Vice President of Finance,
Chief Financial Officer